EXHIBIT 10.16

                SENIOR CONVERTIBLE NOTE DATED OCTOBER 10, 1997 TO
                           GEORGES C. ST. LAURENT JR.


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                              VITECH AMERICA, INC.

                                 10% SENIOR NOTE
                              DUE October 10, 1999

$5,000,000                                                      OCTOBER 10, 1997


         This Note is being issued in connection with the loan facility established between Vitech America, Inc. and Georges C. St. Laurent Jr. established on August 19, 1997 for the principal amount of up to $10,000,000.

         VITECH AMERICA, INC. a Florida corporation (the "Company") having its principal office at 8807 Northwest 23rd Street, Miami, Florida 33172, for value received, hereby promises to pay to GEORGES C. ST. LAURENT JR., or registered assigns (the "Holder") on August 19, 1999 or prior thereto as hereinafter provided (the "Maturity Date") at the principal offices of the Company, the outstanding principal sum of Five Million Dollars ($5,000,000) in legal tender of the United States of America, and to pay interest on the outstanding principal balance at the rate of ten percent (10%) per annum from the date hereof until the Company's obligation with respect to the payment of such principal sum shall be discharged as herein provided. Interest hereunder shall accrue from the date of this Note and shall be payable monthly on the 1st day of each month in arrears for interest accrued during the preceding month, commencing November 1, 1997, while this Note is outstanding.

         This Note is the direct obligation of the Company chargeable against all of its property, whatsoever and wheresoever, both present and future, and, if divided into separate Notes, all such Notes shall rank equal and ratably without preference or priority of any of said Notes, over any others thereof.

CALL PROVISION

         The Company shall have the right to redeem the Note, in whole or in part, at 100% of the principal amount outstanding plus 1% per month for each month the Note is held, with a maximum of 110%. Upon any prepayment of the principal amount of this Note, all accrued but unpaid interest shall be paid to the Holder of this Note on the date of prepayment. Upon notice of the Holder's intent to convert, the Company's right to call the Note shall be surrendered


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CONVERSION

         This Note is convertible into shares of Common Stock of the Company, at the option of the Holder with no less than ninety (90) days prior written notice of the Holder's intent to covert, along with the Note, delivered to the Company's offices. The Note may be converted in whole or in part, so long as the part is One Million Dollars ($1,000,000) or a whole multiple of One Million Dollars ($1,000,000).

         The conversion rate shall be as follows:

          (a) INITIAL CONVERSION PRICE: The Note shall be convertible at the rate of one share of common stock for each $16.10 of principal converted.

          (b) CONVERSION PRICE RESET FEATURE: If the Put Feature described in the section below is exercised by the Holder, and the Company does not pay the full redemption price when due, then the conversion price shall be reset to equal the lesser of (i) the Initial Conversion Price, or (ii) 85% of the average closing bid price for the 45 trading days prior to conversion. The Holder will agree not to engage in the short selling of the Company's stock while this feature is available.

         On conversion, no payment or adjustment for interest shall be made. The conversion price will be adjusted for dividends or distributions on Common Stock payable in the Company's Common Stock, and for subdivisions, combinations or certain reclassifications of the Company's Common Stock. If the Company is a party to a consolidation or merger or transfer of all or substantially all of its assets, the right to convert a Note into Common Stock will be changed into a right to convert it into securities, cash or other assets of the Company or another entity, on the same basis as the other common shareholders of the Company.

         Upon notification of the Holder's intent to convert, the Company will use its best effort to file a registration statement on Form S-3 to register a sufficient number of shares to satisfy the conversion of the Note.

PUT FEATURE

         Commencing one year after the date of issuance, the Holder shall have the right to cause the Company to repurchase the outstanding principal at a price equal to 110% of the principal thereof plus accrued and unpaid interest. The repurchase price shall increase at 1% per month until maturity of the note, i.e. 110% plus 1% for each additional month after the twelfth month.

         The Put Feature must be exercised on at least 60 days prior written notice to the Company. After notification of the Holder's desire to exercise the Put Feature, the anti-dilution provisions described above will be cancelled, unless the



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Put Feature is not successfully honored by the Company, whereupon the anti-dilution rights shall return to full force. If the Holder has informed the Company of his desire to exercise the Put Feature, and in the event that the Company arranges new investors in a structure that is dilutive to the Holder, the Holder shall have the right to invest or restructure the Note at the same terms as the new investors.

OTHER HOLDER RIGHTS

         If the Company consummates a structure more favorable to investors after the date of this Note, then the Holder shall be entitled to either adjustment in the terms of this Note to meet the terms of the new investors, or repayment of the principal amount plus interest owing.

COVENANTS

         The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

/bullet/ promptly pay and discharge all lawful taxes, assessments and governmental charges or levies upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which, if unpaid, might become a lien or charge upon such properties or any part thereof.

/bullet/ do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise.

/bullet/ keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such insurance as is usually carried by similar corporations.

/bullet/ at all times keep true and correct books, records and accounts.

EVENTS OF DEFAULT

         This Note shall become due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default", shall happen and be continuing as hereinafter provided:

/bullet/ Default in the payment of principal and accrued interest on this Note when and as the same shall become due and payable, if such default shall continued uncured for 30 days after due.

/bullet/ Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, if such default shall continue uncured for 60 days after written notice specifying such default shall have been given to the Company by the Holder of the Note.
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/bullet/ Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property.

/bullet/ Admission in writing of the Company's inability to pay its debts as they mature.

/bullet/ General assignment by the Company for the benefit of creditors

/bullet/ Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors.

 MISCELLANEOUS

         The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever.

         Payments of interest shall be made as specified above to the registered owner of this Note. Payment of principal shall be made to the registered owner of this Note upon presentation of this Note upon or after maturity. No interest shall be due on this Note for such period of time that may elapse between the maturity of this Note and its presentation for payment.

         The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the company, either at law or in equity until conversion of this Note, and the rights of the Holder are limited to those expressed in this Note.

         This Note shall be construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, VITECH AMERICA, INC. has caused this Note to be signed in its name by an authorized officer of the Company.

VITECH AMERICA, INC.,
A FLORIDA CORPORATION




By:      /S/  EDWARD A. KELLY
         ----------------------
         Edward A. Kelly,
         Chief Financial Officer